Exhibit 10.1

AMENDMENT NO. FIVE TO LOAN AND SECURITY AGREEMENT AND CONSENT

This Amendment No. Five to Loan and Security Agreement and Consent (this “Agreement”), dated as of March 16, 2023 (the “Amendment No. Five Effective Date”), is entered into among Danimer Scientific Holdings, LLC, a Delaware limited liability company (“Danimer Holdings”), Meredian Bioplastics, Inc., a Georgia corporation (“Meredian Bioplastics”; and together with Danimer Holdings, each a “Borrower” and collectively the “Borrowers”), Meredian, Inc., a Georgia corporation (“Meredian”), Danimer Scientific, L.L.C., a Georgia limited liability company “Danimer Scientific”), Danimer Bioplastics, Inc., a Georgia corporation (“Danimer Bioplastics”), Danimer Scientific Kentucky, Inc., a Delaware corporation (“Danimer Kentucky”), and Novomer, Inc., a Delaware corporation (“Novomer”; together with Meredian, Danimer Scientific, Danimer Bioplastics, Danimer Kentucky and with any other Person that at any time after the date hereof becomes a Guarantor, each a “Guarantor” and collectively, the “Guarantors”, and together with the Borrowers, the “Loan Parties”), the Lenders party thereto, and Southeast Community Development Fund X, L.L.C., a Delaware limited liability company, as Administrative Agent (“Administrative Agent”).

RECITALS:

A.
The above are party to that certain Loan and Security Agreement, dated as of March 13, 2019, as supplemented by that certain Waiver Letter Agreement dated July 28, 2020, as amended by Amendment No. One to Loan and Security Agreement dated as of October 2, 2020, as amended by Amendment No. Two to Loan and Security Agreement dated as of December 22, 2020, as amended by Amendment No. Three to Loan and Security Agreement dated as of March 18, 2021, and as amended by Amendment No. Four to Loan and Security Agreement dated as of December 15, 2021 (as amended from time to time, the “Existing Loan Agreement”, as the same is amended pursuant to this Agreement and as it may be further amended, supplemented and/or otherwise modified from time to time, the “Loan Agreement”).

B.
Parent desires to form two Subsidiaries, one directly owned and one indirectly owned, with the direct Subsidiary to be a holding company (“IP HoldCo”) and the indirect subsidiary of Parent to be the direct Subsidiary of IP HoldCo (“IPCo”). The Loan Parties, other than Novomer, Inc., desire to transfer all of their intellectual property to IPCo. (the “IP Transfer”). The Loan Parties desire that the Administrative Agent and the Lenders release their security interest and liens in the intellectual property of the Loan Parties (the “IP Lien Release”).

C.
Borrowers have requested that Lenders (a) amend the interest rate to delete LIBOR and adopt 30 day SOFR as the interest rate, (b) extend the maturity date of the Loans, (c) consent to the formation of IP HoldCo and IPCo and the IP Transfer, (d) grant the IP Lien Release and (e) further amend the Existing Loan Agreement as hereinafter set forth. Administrative Agent, on behalf of and at the direction of Required Lenders, is willing to agree to the requests of Borrowers, on the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby specifically acknowledged, the parties hereby covenant and agree as follows:

1.
Definitions; References; Interpretation.

(a)
Unless otherwise specifically defined herein, each capitalized term used herein (including in the Recitals hereof) that is defined in the Loan Agreement shall have the meaning assigned to such term in the Loan Agreement.

(b)
Each reference to “this Agreement,” “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference contained in the Loan Agreement, and each reference to “the Loan Agreement” and each other similar reference in the other Loan Documents, shall from and after the date of this Agreement, refer to the Loan Agreement, as amended hereby. This Agreement is a Loan Document.

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(c)
The rules of interpretation set forth in Section 1.02 of the Loan Agreement shall be applicable to this Agreement, mutatis mutandis.

2.
Acknowledgments of Obligations and Related Matters.

(a)
Acknowledgment of Obligations. Borrowers hereby acknowledge, confirm and agree that Borrowers are, jointly and severally, unconditionally indebted to SECDF as GARJA Lender as of the date hereof in respect of the GARJA Loan in the amount of $5,612,549.70, together with interest accrued and accruing thereon, and all fees, costs, expenses and other sums and charges now or hereafter payable by Borrowers to SECDF as Administrative Agent pursuant to the Loan Agreement and the other Loan Documents, all of which are unconditionally owing by Borrowers pursuant to the Loan Documents, in each case without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b)
Acknowledgment of Security Interests. Except as otherwise provided in this Agreement, Borrowers hereby acknowledge, confirm and agree that Administrative Agent has, and shall continue to have, valid, enforceable and perfected security interests in and liens upon the Collateral heretofore granted by Borrowers to Administrative Agent, for the benefit of Lenders, pursuant to the Loan Documents or otherwise granted to or held by Administrative Agent.

(c)
Binding Effect of Loan Documents. Borrowers hereby acknowledge, confirm and agree that: (i) each of the Loan Documents to which any Borrower is a party has been duly executed and delivered to Administrative Agent and Lenders by such Borrower and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of Borrowers contained in such Loan Documents to which any Borrower is a party and in this Agreement constitute the legal, valid and binding Obligations of Borrowers, enforceable against Borrowers in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and Borrowers have no valid defense to the enforcement of such Obligations, and

(iii) Administrative Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and pursuant to applicable law, but subject to the terms and conditions of this Agreement.

3.
Consent; IP Lien Release. In consideration for the establishment and funding of the Pledged Account and execution and delivery of an Account Escrow Agreement with regard to the Pledged Account, and subject to satisfaction of the terms of the new Section 3.06 of the Loan Agreement, which are hereby required to be performed as a condition precedent to the Amendment No. Five Effective Date, and thus before any consent or release of the Administrative Agent and the Lenders set forth below in this Section 3 is effective:

(a)
The Administrative Agent and the Lenders hereby consent to (i) the formation of IP HoldCo and IPCo and (ii) the IP Transfer.

(b)
The Administrative Agent and the Lenders agree that IP HoldCo and IPCo do not have to be joined to the Loan Agreement as guarantors and waive any provision in the Loan Agreement that would have required IP HoldCo and IPCo to be joined to the Loan Agreement.

(c)
The Administrative Agent and the Lenders hereby release and terminate the liens and security interests of the Administrative Agent and Lenders in and to the intellectual property of the Loan Parties. The Administrative Agent and the Lenders agree to execute and deliver all terminations and satisfactions necessary or reasonably requested by Borrowers to release any and all liens, security interests and other interests the Administrative Agent and the Lenders may have in the intellectual property of the Loan Parties, including, but not limited to, (i) the filing of UCC-3 financing statements and (ii) terminations of the intellectual property filings in the U.S. patent and trademark office.

(d)
Except as expressly set forth in this Agreement, the foregoing consent shall not constitute

(i) a modification or alteration of the terms, conditions or covenants of the Loan Agreement or any other Loan Document, or (ii) a waiver, release or limitation upon the exercise by Administrative Agent or any Lender of any of its rights, legal or equitable, thereunder.

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4.
Modifications to the Loan Agreement. Upon the effectiveness of this Agreement in accordance with the provisions hereof and notwithstanding anything to the contrary contained in the Existing Loan Agreement or the Loan Documents:

(a)
Modification of Certain Defined Terms Under Section 1.01 of the Existing Loan Agreement. Section 1.01 of the Existing Loan Agreement, titled Certain Defined Terms, is hereby modified as of the Amendment No. Five Effective Date to amend and restate in their entirety the following defined terms contained therein to read as follows:

“Benchmark Replacement” shall mean the sum of: (a) such alternate benchmark rate that has been selected by the Administrative Agent at the direction of the Required Lenders as the replacement for SOFR or such other then-current benchmark, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time and (b) the Benchmark Replacement Adjustment; provided, that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero.

“Benchmark Replacement Adjustment” means, with respect to any replacement of SOFR with an alternate benchmark rate determined under clause (a) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent at the direction of the Required Lenders, giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of SOFR with such alternate benchmark rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of SOFR with such alternate benchmark rate for U.S. dollar-denominated syndicated or bilateral credit facilities at such time.

“Default Rate” means an interest rate equal to the sum of: (a) the Average SOFR Rate plus the Applicable Margin (or any Benchmark Replacement that may be in effect); plus (b) two percent (2%), calculated on a per annum basis.

“Maturity Date” means, subject to the provisions hereof, June 24, 2024.

(b)
Deletion and Addition of Certain Defined Terms. Section 1.01 of the Existing Loan Agreement, titled Certain Defined Terms, is hereby modified as of the Amendment No. Five Effective Date to delete the terms “LIBOR”, “Benchmark Replacement Date”, “Benchmark Transition Event” and “Benchmark Transition Start Date” in their entirety and to add the following terms thereto in alphabetical order:

“Account Escrow Agreement” means any escrow agreement for the Pledged Account, executed by Truist Bank as the escrow agent (together with any successor escrow agent, the “Escrow Agent”), Borrowers as the company, and the Administrative Agent as the secured party, in substantially the form provided by such Escrow Agent and satisfactory to the Administrative Agent in its reasonable discretion.

“Average SOFR Rate” means, as of the first day of each calendar month, the rate per annum determined by Lender as the compounded average of SOFR over a rolling calendar day period of thirty (30) days (“30-Day SOFR Average”) on such date as such rate is published on the SOFR Administrator’s Website. Notwithstanding the foregoing, in no event shall the Average SOFR Rate be deemed to be less than zero. Administrative Agent’s internal records regarding applicable interest rates shall be determinative in the

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absence of manifest error.

“Pledged Account” has the meaning given to such term in Section 3.06. “SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the SOFR Administrator’s Website.

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor thereto.

(c)
Modification of Section 2.02(a) of the Existing Loan Agreement. Section 2.02 of the Existing Loan Agreement, titled Interest, is hereby modified as of the Amendment No. Five Effective Date to restate subsection (a) thereof in its entirety as follows:

(a)
Interest. Subject to the provisions hereof (including Section 2.02(b) and (d)), commencing on March 1, 2023 and continuing until each Loan is paid in full, each Loan shall bear interest at the Average SOFR Rate plus the Applicable Margin, payable in cash. Notwithstanding the foregoing, if on the date that is two (2) Business Days preceding the commencement of any Interest Accrual Period SOFR is not published on the SOFR Administrator’s Website, then the Loans shall accrue interest at the Benchmark Replacement plus the Applicable Margin for such Interest Accrual Period and each Interest Accrual Period thereafter. The Average SOFR Rate shall be determined each month for each Interest Accrual Period, two (2) Business Days preceding the commencement of such Interest Accrual Period, as set forth in the definition of Average SOFR Rate. Any Benchmark Replacement that may be in effect shall be determined as frequently as is directed by the Administrative Agent, at the direction of the Required Lenders.

(d)
Addition of a new Section 3.06 titled Cash Collateral. Article III of the Existing Loan Agreement, titled The Collateral, is hereby modified to add a new Section 3.06 thereto as follows:

Section 3.06 CASH COLLATERAL.

On March 16, 2023, Borrowers shall have established at Truist Bank, and shall fund and maintain at all times from and after such date, the following escrow account which shall be funded in the following amount: an escrow account styled “Danimer Scientific Holdings GARJA Loan Account”, which account shall hold a cash deposit made by Danimer Scientific Holdings, LLC in the outstanding principal balance of

$5,612,549.70 (the “Pledged Account”). Borrowers hereby grant to the Administrative Agent for the benefit of the Lenders a continuing first priority security interest in the Pledged Account and all amounts credited thereto to secure the GARJA Loan and any and all other Obligations owing from time to time by the Loan Parties under any Loan Document. The Pledged Account shall at all times be subject to an Account Escrow Agreement. Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent may exercise its rights under the Account Escrow Agreement, including without limitation, applying the deposits credited to the Pledged Account to the Obligations as provided in this Section 3.06. The Pledged Account shall constitute Collateral and the Account Escrow Agreement shall constitute a Loan Document, and the Administrative Agent shall, without limitation, have all of the rights and remedies with respect to the Pledged Account that it has with regard to any other Collateral. No other Person shall at any time have a Lien in the Pledged Account, other than the Administrative Agent. Borrowers shall pay when due all of the Escrow Agent’s fees and expenses from time to time, including those on Exhibit C to the Account Escrow

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Agreement. Any indemnity obligation or liability incurred by the Administrative Agent or any Lender under the Escrow Agreement will be included in the Obligations.

(e)
Modification of Section 6.13(d) of the Existing Loan Agreement. Section 6.13 of the Existing Loan Agreement, titled Financial Covenants, is hereby modified as of the Amendment No. Five Effective Date to restate subsection (d) thereof in its entirety as follows:

(d) Notwithstanding anything to the contrary contained herein or in any other Loan Document, for so long as the Pledged Account is maintained, the Loan Parties and their Subsidiaries shall not be required to comply with the specific financial covenants contained in subsections (a), (b) and (c) of this Section 6.13.

(f)
Modification of Section 7.13 of the Existing Loan Agreement. Section 7.13 of the Existing Loan Agreement, titled Parent as Holding Company, is hereby modified as of the Amendment No. Five Effective Date to delete such Section 7.13 and to restate Section 7.13 in its entirety as follows:

[Reserved.]

5.
Representations and Warranties. Each Borrower hereby represents and warrants to Administrative Agent and Lenders as follows:

(a)
No Default or Event of Default has occurred and is continuing (or would result from the amendment of the Existing Loan Agreement contemplated hereby), after giving effect to this Agreement.

(b)
The execution, delivery and performance by each Loan Party of this Agreement has been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person other than such as have been obtained or made and are in full force and effect.

(c)
On and as of the date of this Agreement, after giving effect to the supplemental Schedule

5.05 titled Certain Litigation, delivered herewith and attached hereto as Exhibit A, all representations and warranties of each Loan Party contained in the Loan Agreement and in each other Loan Document are true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier or specified date, in which case they are true and correct in all material respects as of such earlier or specified date).

6.
Conditions of Effectiveness.

(a)
The Agreement shall become effective as of the Amendment No. Five Effective Date upon the satisfaction of all of the following conditions:

(i)
Borrowers shall have delivered to Administrative Agent an original (or executed faxed or electronic copy) of this Agreement, duly executed by each of the Loan Parties;

(ii)
Parent shall have delivered to Administrative Agent an original (or executed faxed or electronic copy) of the Ratification attached to this Amendment, duly executed by Parent;

(iii)
Borrowers shall have established the Pledged Account at Truist Bank and funded such account with a cash deposit equal to the outstanding principal balance of the GARJA Loan in such principal amount as provided in Section 2(a), and an Account Escrow Agreement shall be in effect in form and content acceptable to the Administrative Agent with regard to such Pledged Account; and

(iv)
the receipt by Administrative Agent of the payment, in immediately available funds, of all reasonable out-of-pocket fees, costs, charges and expenses incurred by Administrative Agent in connection with the preparation, execution and delivery of this Agreement or any of the transactions arising hereunder or otherwise related hereto or referred to herein, including any actual out-of-pocket costs,

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expenses, charges or expenses of Administrative Agent and the reasonable fees, charges and disbursements of counsel for Administrative Agent.

(b)
The parties hereto specifically acknowledge and agree that: (i) the execution and delivery of this Agreement shall not be deemed to create a course of dealing or otherwise obligate Administrative Agent or Lenders to execute similar agreements under the same, similar or different circumstances in the future; and (ii) neither Administrative Agent nor any Lender has any obligation to further amend provisions of, or waive compliance with or consent to a departure from the requirements of, the Existing Loan Agreement or any of the other Loan Documents. Except as expressly amended pursuant hereto, the Existing Loan Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects, and the Collateral described in the Loan Documents shall continue to secure the Obligations. Each of the Guarantors party hereto: (i) specifically consents to the terms of this Agreement; (ii) reaffirms its obligations under its Guaranty and under all other Loan Documents to which it is a party; (iii) reaffirms the waivers of each and every one of the defenses to such obligations as set forth in such Guaranty and each such other Loan Document; and (iv) reaffirms that its obligations under such Guaranty and each such other Loan Document are separate and distinct from the obligations of any other party under the Loan Documents.

7.
General Release. On and as of the Amendment No. Five Effective Date and in consideration of the agreements set forth herein, Parent and each Loan Party which is a party hereto, on behalf of itself and its successors and assigns, does hereby: (a) release, acquit and forever discharge Administrative Agent and each Lender, all of Administrative Agent’s and each Lender’s predecessors-in-interest, and all of Administrative Agent’s and each Lender’s past and present officers, directors, managers, members, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated (each of the foregoing, a “Claim”), each as though fully set forth herein at length, that any Borrower, any Loan Party or any of their respective successors or assigns now has or may have as of the Amendment No. Five Effective Date in any way arising out of, connected with or related to any or all of the transactions contemplated by the Loan Documents (including this Agreement) or any of them or any provision or failure to provide credit or other accommodations to any Borrower or any other Person under the Loan Documents (including this Agreement) or any of them or any other agreement, document or instrument referred to, or otherwise related to, any or all of the Loan Documents (including this Agreement) or any of them (each, a “Released Claim”); and (b) specifically acknowledge and agree that: (i) none of the provisions of the release contained in Section 6(a) above (the “General Release”) shall be construed as or constitute an admission of any liability on the part of Administrative Agent or Lenders (or any of them); (ii) the provisions of the General Release shall constitute an absolute bar to any Released Claim of any kind, whether any such Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Released Claim barred by the provisions of the General Release shall subject it to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

8.
General Provisions.

(a)
This Agreement shall be binding upon and inure to the benefit of the parties to the Loan Agreement and their respective successors and assigns.

(b)
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by the other party thereto either in the form of an executed original or an executed original sent by facsimile or electronic transmission to be followed promptly by mailing of a hard copy original, and that receipt by Administrative Agent of an electronically, telecopier facsimile or other portable document format purportedly bearing the signature of Borrowers and shall bind Borrowers with the same force and effect as the delivery of a hard copy original.

(c)
This Agreement contains the entire and exclusive agreement of the parties to the Loan Agreement with reference to the matters discussed herein. This Agreement supersedes all prior drafts and

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communications with respect hereto. This Agreement may not be amended except in accordance with the provisions of the Loan Agreement.

(d)
Article X of the Existing Loan Agreement (except Section 10.14 thereof) is incorporated herein by this reference and made applicable as if set forth herein in full, mutatis mutandis.

[Remainder of page intentionally left blank.]

Amendment No. Five to LSA (Danimer/SECDF X/PIFS)

In Witness Whereof, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

BORROWERS:

DANIMER SCIENTIFIC HOLDINGS, LLC MEREDIAN BIOPLASTICS, INC.

By: /s/ Michael A. Hajost By: /s/ Michael A. Hajost

Name: Michael A. Hajost Name: Michael A. Hajost

Title: Vice President and Treasurer Title: Vice President and Treasurer

GUARANTORS:

MEREDIAN, INC. DANIMER SCIENTIFIC, L.L.C.

By: /s/ Michael A. Hajost By: /s/ Michael A. Hajost

Name: Michael A. Hajost Name: Michael A. Hajost

Title: Vice President and Treasurer Title: Vice President and Treasurer

DANIMER BIOPLASTICS, INC. DANIMER SCIENTIFIC KENTUCKY, INC.

By: /s/ Michael A. Hajost By: /s/ Michael A. Hajost

Name: Michael A. Hajost Name: Michael A. Hajost

Title: Vice President and Treasurer Title: Vice President and Treasurer

NOVOMER, INC.

By: /s/ Michael A. Hajost

Name: Michael A. Hajost

Title: Vice President and Treasurer

[Signatures continue on following page]

Amendment No. Five to LSA (Danimer/SECDF X/PIFS)

Administrative Agent:

SOUTHEAST COMMUNITY DEVELOPMENT FUND X, L.L.C.,
a Delaware limited liability company

By: Advantage Capital Community Development Fund, L.L.C., its Managing Member

By: /s/ Gabriel Rosen

Name: Gabriel Rosen

Title: Authorized Person

LenderS:

Southeast Community Development Fund X, L.L.C.,

a Delaware limited liability company

By: Advantage Capital Community Development Fund, L.L.C., its Managing Member

By: /s/ Gabriel Rosen

Name: Gabriel Rosen

Title: Authorized Person

Amendment No. Five to LSA (Danimer/SECDF X/PIFS)

RATIFICATION BY GUARANTOR

The undersigned, Meredian Holdings Group, Inc., a Delaware corporation (“Parent”), hereby states as follows to and for the benefit of Administrative Agent and each Lender, in each case as of the date hereof:

(i)
acknowledges the execution of the foregoing Amendment No. Five to Loan and Security Agreement by each Loan Party and of each prior amendment to and consent and waiver given in connection with the Loan Agreement, including without limitation Amendment No. One to Loan and Security Agreement dated as of October 2, 2020, Amendment No. Two to Loan and Security Agreement dated as of December 22, 2020, Amendment No. Three to Loan and Security Agreement dated as of March 18, 2021, Amendment No. Four to Loan and Security Agreement dated as of December 15, 2021, Waiver Letter Agreement, dated July 28, 2020, and Consent to Prepay the White Oak Facility in full, dated January 28, 2021 (collectively, the “Amendments”), copies of which have been reviewed by Parent;

(ii)
ratifies the terms and provisions of the Parent Guaranty and the Parent Pledge Agreement executed by the undersigned pursuant to the Loan Agreement;

(iii)
confirms that for purposes of the Parent Guaranty and the Parent Pledge Agreement, the term “Loan Agreement” includes all of the terms, conditions and obligations of each Borrower and Guarantor set forth in the Amendments and any future amendments executed in accordance with the terms of the Loan Agreement;

(iv)
affirms that (a) its obligations under Parent Guaranty and the Parent Pledge Agreement remain valid and in full force and effect in accordance with the terms of the Parent Guaranty and the Parent Pledge Agreement, respectively, (b) no Default or Event of Default has occurred and is continuing (or would result from the foregoing Amendments) and (c) all of Parent’s representations and warranties contained in the Parent Guaranty and Parent Pledge Agreement and any other Loan Document to which Guarantor is a party are true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier or specified date, in which case they are true and correct in all material respects as of such earlier or specified date), after giving effect to the Amendments; and

(v)
confirms that (a) Administrative Agent has a first-priority perfected security interest in all the limited liability company interests owned by Parent in Danimer Scientific Holdings, LLC, a Delaware limited liability company (“Danimer Holdings”), by possession, assuming the continued possession by Administrative Agent of the equity certificate no. 1 evidencing 100% of the member interests in Danimer Holdings and a limited liability company power undated and signed in blank, which was promptly delivered to Administrative Agent on behalf of Parent, and by the filing of UCC financing statement no. 2021 2113182 filed in the office of the Secretary of State of the State of Delaware on March 17, 2021, and (b) the limited liability company agreement of Danimer Holdings continues to contain each of the provisions set forth in Schedule III to the Parent Pledge Agreement required on and after the Lien Creation Date pursuant to Section 4 of the Parent Pledge Agreement.

Capitalized terms used herein and not defined herein shall have the meaning given to such terms in the Loan Agreement (as defined in the foregoing Amendment No. Five to Loan and Security Agreement).

Dated: March 16, 2023

[Signature on following page]

PARENT:

MEREDIAN HOLDINGS GROUP, INC.

By: /s/ Michael A. Hajost

Name: Michael A. Hajost

Title: Vice President and Treasurer

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